Exhibit 99.1

Local Insight Regatta Holdings, Inc.

Reports Fourth Quarter and Full Year 2009 Results

DENVER, COLORADO – April 9, 2010 – Local Insight Regatta Holdings, Inc. (“LIRH” or the “Company”) today announced consolidated results for the three and twelve months ended December 31, 2009.

“Our fourth quarter and full-year financial performance was solid and in line with expectations,” said Scott Pomeroy, President and CEO, Local Insight Regatta Holdings. “Full-year 2009 EBITDA-as adjusted was $100 million. EBITDA ramped over the year as expected, with stronger performance in the second half of the year than in the first half.

“From an operational perspective, we continue to make excellent progress in transforming our business from a legacy print publisher to a multi-platform lead generator that we expect will serve as an ‘agency of record’ for small and medium-sized businesses. We took advantage of the economic conditions in 2009 to accelerate our planning. We conducted research, completed market trials, re-engineered our product portfolio, negotiated vendor partnerships, designed new go-to-market training for our sales team, implemented a new technology platform and redefined our cost structure. Essentially, we re-engineered virtually all aspects of our business in preparation for Berry Leads(TM), our new business model, which we introduced as planned in February, launching a phased market roll-out that will continue through the remainder of 2010 and early 2011.”

Financial Summary

LIRH reports financial results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition, LIRH presents certain non-GAAP measures. These non-GAAP measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules. LIRH does not intend for the non-GAAP information to be considered in isolation from or as a substitute for GAAP measures.

The condensed consolidated financial statements include the results for LIRH, The Berry Company LLC (“The Berry Company”) and Local Insight Yellow Pages, Inc. (“LIYP”) for the three and twelve months ended December 31, 2009. The Berry Company acquired substantially all the assets of the Independent Line of Business division of L.M. Berry and Company (the “Berry ILOB”) on April 23, 2008; as such, results for the twelve months ended December 31, 2009 and 2008 are not comparable. On June 30, 2009, LIYP merged with and into The Berry Company. For more information, please see LIRH’s Annual Report on Form 10-K for the year ended December 31, 2009.

For the quarter ended December 31, 2009, LIRH reported $143.8 million in revenue and net loss of $5.1 million. For the year ended December 31, 2009, LIRH reported $578.1 million in revenue and net loss of $17.5 million.

EBITDA-as adjusted was $25.8 million in the fourth quarter of 2009, resulting in an EBITDA-as adjusted margin (EBITDA-as adjusted, divided by revenue-as adjusted of $144.3 million) of 17.9 percent. For the twelve months ended December 31, 2009, EBITDA-as adjusted was $99.8 million, resulting in an EBITDA-as adjusted margin of 17.0 percent, based on full-year revenue-as adjusted of $588.6 million. LIRH defines “EBITDA-as adjusted” as EBITDA (net income (loss) before interest, income taxes, depreciation and amortization) excluding purchase accounting adjustments, other non-cash items and certain non-recurring costs. LIRH defines “revenue-as adjusted” as revenue before purchase accounting and certain other adjustments.

Unlevered free cash flow, defined as EBITDA-as adjusted less non-cash and non-recurring items and less property and equipment, net additions, was $82.6 million for the twelve months ended December 31, 2009. A significant portion of the capital expenditures related to investments in the Company’s new technology platform.

At December 31, 2009, LIRH had total debt (in millions) of:

Bank Credit Facilities	$322.2
Bank Revolver	11.0
Notes Outstanding	210.5

$543.7

For the twelve months ended December 31, 2009, debt repayments of $26.7 million were made on LIRH’s credit facilities, including $15.6 million of repayments on LIRH’s revolver. At December 31, 2009, the fixed rate portion of LIRH’s capital structure approximated 39 percent. LIRH’s average cost of debt, based on the weighted average interest cost for the twelve months ended December 31, 2009, was 8.6 percent.

Operating Results

During the fourth quarter, LIRH continued its focus on driving results by executing on the revenue and cost initiatives that began in late 2008 and continued through 2009. During the fourth quarter, LIRH also geared up to start the rollout of Berry Leads in early 2010, which has been designed to allow the Company year-round “touch points” to create and monitor advertising programs for clients. The Company believes that Berry Leads will deliver measurable leads through high quality, relevant print and digital products.

Same store ad sales declined by 4.5 percent for the quarter and 4.2 percent for the year. Total sales is comprised of approximately 90 percent local and 10 percent national sales. Local ad sales declined 3.4 percent for the quarter and 3.1 percent for the year, reflecting the positive impact of LIRH’s multi-platform and Pay4Performance solutions. National ad sales contributed slightly more than one percentage point to the ad sales decline in both fourth quarter and the full year. LIRH’s bad debt rate for the three and twelve months ended December 31, 2009 was 7.0 percent and 4.6 percent, respectively.

Fourth Quarter Conference Call

A conference call will be held Friday, April 9, 2010, at 11 a.m. Eastern Time. The domestic dial-in number is 888.542.1136 and the international number is 719.457.2711. The participant passcode is 5629434. Please call 10 minutes in advance to facilitate an on-time start.

Please note: All statements made by LIRH officers or directors on this call are the property of LIRH and subject to copyright protection. Recording of the call is prohibited without the express written consent of LIRH.

About Local Insight Regatta Holdings, Inc.

Local Insight Regatta Holdings, Inc., through its subsidiary The Berry Company LLC, is a leading provider of local search solutions, generating leads for its advertising clients and enabling consumers to efficiently find the products and services they need. The Berry Company serves approximately 260,000 advertising clients in 42 states, publishing approximately 870 print Yellow Pages directories on behalf of approximately 130 telco and other customers. As an authorized reseller of YELLOWPAGES.com™ in all of its markets, The Berry Company provides its clients with online listings and video advertising through this leading national Internet Yellow Pages site. The Company also provides small and medium-sized businesses with website development and search engine marketing services, and is a Google™ AdWords Authorized Reseller.

For more information, please see www.localinsightregattaholdings.com. Local Insight Regatta Holdings is an indirect, wholly-owned subsidiary of Local Insight Media Holdings, Inc.

Local Insight Media Holdings, Inc. is a portfolio company of Welsh, Carson, Anderson & Stowe, or WCAS. Since its founding in 1979, WCAS has organized 15 limited partnerships with total capital of over $20 billion. Since its inception, WCAS has invested in more than 150 companies in its target industries and has funded over 650 follow-on acquisitions.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Regardless of any identifying phrases, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The following important factors, among others, could cause such a difference: (i) expected declines in our revenue; (ii) our failure to implement our new business model successfully or on schedule; (iii) the risk that the market for the provision of website development, search engine marketing and internet-based video advertising will fail to develop; (iv) the loss of any of our key customer agreements or our inability to enforce or fully realize our rights under those agreements; (v) impairment of our rights, or a decrease or cessation of payments to us, under existing agreements if bankruptcy proceedings were brought by or against the parties to such agreements or certain third parties and any of those agreements are rejected or payments to us are challenged as part of those proceedings; (vi) the declining usage of printed Yellow Pages directories or a decrease in the number of businesses that advertise with us; (vii) the effects of the economic recession, which is causing us to experience declining revenue and to incur increased bad debt expense, and of war, terrorism or other catastrophic events; (viii) increased competition from incumbent and independent Yellow Pages directory publishers, Internet-based advertisers and search engines, and other providers of website development and search engine marketing services as well as other types of media; (ix) rapid technological developments and changing preferences in the Yellow Pages publishing and advertising industries; (x) the effect of competition in local telephone service on the incumbent local exchange carriers’, or LECs’, current leading positions in the markets we serve; (xi) the impact of union organizing activity; (xii) the use by small and medium-sized businesses of self-service platforms to meet their online advertising needs; (xiii) disruptions to our operations caused by our conversion to a new process management, billing and collection and production platform and integrating our information technology systems and processes; (xiv) our dependence on and ability to maintain satisfactory relationships with third party providers of important products, services and technologies; (xv) the effect of extending credit to small and medium-sized businesses; (xvi) our inability to purchase media from Google and other third parties on commercially reasonable terms; (xvii) the failure of our Pay4Performance advertising solution to deliver anticipated advertising revenue; (xviii) a decline in the performance of third party certified marketing representatives, which coordinate sales of advertising to national accounts or a decision by these representatives to reduce or end their business with us; (xix) our inability to realize anticipated savings from our on-going cost optimization efforts; (xx) failures in the computer and communication systems we rely on; (xxi) the loss or impairment of our intellectual property rights; (xxii) the impact of litigation; (xxiii) changes in, or the failure to comply with, government regulations, including “opt-out” and “opt-in” legislative initiatives, franchising laws, accounting standards, zoning laws, environmental laws and taxation requirements; (xxiv) future changes in directory publishing obligations, and additional regulation regarding use of the Internet, data and data security; (xxv) the loss of key personnel or turnover among our sales representatives; (xxvi) fluctuations in the price or availability of paper; (xxvii) national or local economic or business conditions that affect advertising expenditures by businesses and individuals or consumer trends in the usage of our products; (xxviii) risks related to our substantial indebtedness, the substantial indebtedness of our affiliates and our senior subordinated notes; (xxix) the increased risk regarding our ability to maintain compliance with our debt covenants during 2010 and beyond; and (xxx) continued or increased disruption in the credit and equity markets.

These and other risks and uncertainties are described in detail in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as our other periodic filings with the SEC, which are available on the SEC’s internet site (http://www.sec.gov). Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release, and LIRH undertakes no obligation to publicly revise or update such forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of any unanticipated event.

Investor Contact:	Media Contact:
Brooke Martellaro	Pat Nichols
303.867.1667	303.867.1651
brooke.martellaro@localinsightmedia.com	pat.nichols@localinsightmedia.com

# # # #

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Audited		Unaudited
	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008
Revenue	$578,073	$434,572	$143,825	$144,253
Operating expenses:
Cost of revenue	99,435	128,996	24,630	27,028
Publishing rights	278,198	212,170	64,482	80,476
Selling, general and administrative expenses	113,584	101,966	28,811	36,040
Consulting fees - affiliate	—	10,000	—	2,727
Depreciation and amortization	50,652	53,201	12,648	16,823
Impairment charges	495	919	495	919

Total operating expenses	542,364	507,252	131,066	164,013

Operating income (loss)	35,709	(72,680)	12,759	(19,760)

Other expenses, net	54,815	49,615	13,194	13,299
Income tax expense (benefit)	(1,606)	(46,525)	4,648	(13,305)

Net loss	$(17,500)	$(75,770)	$(5,083)	$(19,754)

The twelve month periods as presented are not comparable as the Company acquired the Berry ILOB on April 23, 2008. Accordingly, the 2009 period reflects the Company’s ownership of the Berry ILOB for the full twelve months compared to the 2008 period, which reflects the Company’s ownership of the Berry ILOB only from the date of acquisition (April 23, 2008) during the twelve months ended December 31, 2008.

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AUDITED

(in thousands)

	December 31, 2009	December 31, 2008
Assets
Current assets	$114,342	$126,626
Property and equipment, net	25,550	20,477
Assets held for sale	691	2,084
Intangible assets, net	377,535	425,146
Goodwill	279,090	279,090
Deferred financing costs and other assets, net	15,780	17,645

Total Assets	$812,988	$871,068

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$22,300	$29,950
Accounts payable, accrued liabilities and other	62,720	71,364
Due to affiliates	964	7,395

Total current liabilities	85,984	108,709

Long-term debt, net of current portion	494,064	509,195
Deferred income taxes and other long-term liabilities	87,208	90,278

Total Liabilities	667,256	708,182

Stockholders’ equity	145,732	162,886

Total Liabilities and Stockholders’ Equity	$812,988	$871,068

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

AUDITED

(In thousands)

	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008
Operating Activities:
Net loss	$(17,500)	(75,770)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	56,418	137,853
Deferred income taxes	16,950	(66,127)
Change in uncertain tax positions	(20,465)	18,804
Provision for doubtful accounts	26,628	4,363
Other	6,799	7,286
Changes in operating assets and liabilities, net of effects of acquired businesses	(42,820)	672

Net cash provided by operating activities	26,010	27,081

Investing Activities:
Acquisition of subsidiary, net of cash acquired	—	(241,397)
Proceeds on sale of property and equipment	816	—
Acquisition of property and equipment	(13,071)	(7,075)

Net cash used in investing activities	(12,255)	(248,472)

Financing Activities:
Proceeds on revolving credit facility	—	33,600
Repayments on revolving credit facility	(15,600)	(15,500)
Proceeds on issuance of term loan	—	301,350
Repayments on term loan	(11,137)	(67,675)
Debt financing costs	—	(12,721)

Net cash provided by (used in) financing activities	(26,737)	239,054

Net increase (decrease) in cash and cash equivalents	(12,982)	17,663
Cash and cash equivalents, beginning of period	19,421	1,758

Cash and cash equivalents, end of period	$6,439	$19,421

Supplemental cash flow information:
Cash paid for interest	$47,777	$44,576

The twelve month periods as presented are not comparable as the Company acquired the Berry ILOB on April 23, 2008. Accordingly, the 2009 period reflects the Company’s ownership of the Berry ILOB for the full twelve months compared to the 2008 period, which reflects the Company’s ownership of the Berry ILOB only from the date of acquisition (April 23, 2008) during the twelve months ended December 31, 2008.

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(in thousands)

EBITDA and EBITDA-as adjusted

LIRH presents calculations of EBITDA (defined as net income (loss) before interest, income taxes, depreciation and amortization) and EBITDA-as adjusted (defined as EBITDA excluding adjustments for purchase accounting, other non-cash items and certain non-recurring costs permitted in calculating covenant compliance under our indenture and credit facilities, subject to certain limitations). Management uses these measures as an indicator of our operating performance and because certain covenants in LIRH’s senior secured credit facilities contain ratios based on these measures on a rolling four quarter basis. In addition, LIRH believes that the presentation of EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin is helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of LIRH’s ongoing business operations.

Unlevered Free Cash Flow

LIRH presents calculations of unlevered free cash flow (defined as EBITDA-as adjusted, less non-cash and non-recurring items and less property and equipment, net additions). Management uses the unlevered free cash flow measure as an estimate of excess cash generated by operations before debt servicing costs.

Revenue-as adjusted and EBITDA-as adjusted margin

LIRH presents calculations of revenue-as adjusted (defined as revenue before purchase accounting and certain other adjustments) for purposes of deriving EBITDA-as adjusted margin (defined as EBITDA-as adjusted, divided by revenue-as adjusted).

EBITDA, EBITDA-as adjusted, EBITDA-as adjusted margin, revenue-as adjusted and unlevered free cash flow are not indicators of financial performance under GAAP or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies. In addition, they should not be considered as alternatives to, or more meaningful than, loss before income taxes, cash flows from operating activities or other traditional indicators of operating performance. EBITDA, EBITDA-as adjusted, EBITDA-as adjusted margin, revenue-as adjusted and unlevered free cash flow are reconciled to net loss as follows (in thousands):

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(in thousands)

	Three-Months Ended December 31, 2009	Twelve-Months Ended December 31, 2009
EBITDA-as adjusted
Net income (loss)	$(5,083)	$(17,500)
Income tax expense (benefit)	4,648	(1,606)
Interest, net	13,194	54,815
Depreciation and amortization	12,648	50,652
Purchase accounting:
Favorable sales contracts	—	2,763
Deferred directory costs margin	9	3,006
Deferred revenue written off in purchase accounting	—	1,620

EBITDA	25,416	93,750

Non-cash:
Impairment charges	222	495
Share-based compensation	(41)	346
Non-recurring charges	154	5,184

EBITDA-as adjusted	$25,751	$99,775

Unlevered Free Cash Flow
EBITDA-as adjusted	$25,751	$99,775
Non-cash:
Impairment charges	(222)	(495)
Share-based compensation	41	(346)
Non-recurring charges	(153)	(5,184)
Property and equipment, net additions	(3,375)	(11,183)

Unlevered Free Cash Flow	$22,041	$82,567

Revenue-as adjusted	$143,825	$578,073
Purchase accounting and other adjustments	511	10,546

Revenue-as adjusted	$144,336	$588,619

EBITDA-as adjusted margin
EBITDA-as adjusted	$25,751	$99,775
Revenue-as adjusted	144,336	588,619
EBITDA-as adjusted margin	17.8%	17.0%